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                                                                    EXHIBIT 4.33

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                        BROWNING-FERRIS INDUSTRIES, INC.,

                                   BBCO, INC.

                                       and

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
           (successor to Chase Bank of Texas, National Association, as successor trustee to
                First City, Texas-Houston, National Association),

                                   as Trustee

                                ----------------

                          FIRST SUPPLEMENTAL INDENTURE

                          dated as of December 31, 2004

                            to the Restated Indenture
                          dated as of September 1, 1991

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                          FIRST SUPPLEMENTAL INDENTURE

      FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of December 31, 2004, between Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), BBCO, Inc., a Delaware corporation (the "Co-Obligor"), and JPMorgan Chase Bank, National Association (successor to Chase Bank of Texas, National Association), as successor trustee to First City, Texas-Houston, National Association, as trustee under the Indenture referred to herein (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Company has heretofore executed and delivered to the Trustee a restated indenture (the "Indenture"), dated as of September 1, 1991, providing for the issuance of the Company's unsecured debentures, notes or other evidences of indebtedness (the "Securities");

      WHEREAS, the Company intends to convert from a taxable "C" corporation to a limited liability company for income tax purposes;

      WHEREAS, pursuant to Section 1008 of the Indenture, the Company covenants to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchise; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders;

      WHEREAS, pursuant to Section 901 of the Indenture, the Company and the Trustee may amend or supplement the Indenture, without the consent of any Holders, to make provisions with respect to matters or questions arising under the Indenture; provided such other provisions as may be made shall not adversely affect the interests of the Holders of the Securities in any material respect;

      WHEREAS, the Co-Obligor has agreed to assume the due and punctual payment of the principal of (and premium, if any) and interest on all of the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed; and

      WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken;

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed for the equal and ratable benefit of the Holders of the Securities as follows:

      1. DEFINITIONS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

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      2. ASSUMPTION AGREEMENT. The Co-Obligor hereby unconditionally and irrevocably assumes the due and punctual payment of the principal of (and premium, if any) and interest on all of the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed. The Company shall not be relieved from the obligation to pay the principal of (and premium, if any) and interest on all of the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

      3. RATIFICATION AND EFFECT. Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Co-Obligor, the Company and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

      4. SUCCESSORS. All agreements of the Co-Obligor in this Supplemental Indenture shall bind its successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

      5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery by facsimile of a signed copy of this Supplemental Indenture shall have the same effect as delivery of a manually executed counterpart.

      7. SEVERABILITY. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      8. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

      9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Co-Obligor and the Company.

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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first above written.

                                     BROWNING-FERRIS INDUSTRIES, INC.

                                     By:  ______________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     BBCO, INC.

                                     By:  ______________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
                                            AS TRUSTEE

                                     By:  ______________________________________
                                          Authorized Signatory